                                                                  EXHIBIT 25.1




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                              ---------------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2) ___________

                              ---------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                              13-4941247
(Jurisdiction of Incorporation or                     (I.R.S. Employer
organization if not a U.S. national bank)             Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                    10006
(Address of principal                                 (Zip Code)
executive offices)


                                  BANKERS TRUST COMPANY
                                  LEGAL DEPARTMENT
                                  130 LIBERTY STREET, 31ST FLOOR
                                  NEW YORK, NEW YORK  10006
                                  (212) 250-2201
           (Name, address and telephone number of agent for service)

                              ---------------------

                        WFS FINANCIAL 1996-D OWNER TRUST
              (Exact name of obligor as specified in its charter)

CALIFORNIA                                          33-0149603
(State or other jurisdiction of                     (I.R.S. employer
Incorporation or organization)                      Identification Number)

23 PASTEUR ROAD
IRVINE, CALIFORNIA  92618
(Address, including zip code
 of principal executive offices)


                        WFS FINANCIAL 1996-D OWNER TRUST
              $545,000,000 __% Auto Receivable Backed Securities
                      (Title of the indenture securities)

ITEM   1.        GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

                        (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                                        ADDRESS
                 ----                                                        -------
                 Federal Reserve Bank (2nd District)                         New York, NY
                 Federal Deposit Insurance Corporation                       Washington, D.C.
                 New York State Banking Department                           Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM   2.        AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM   3.-15.    NOT APPLICABLE

ITEM  16.        LIST OF EXHIBITS.

                        EXHIBIT 1 -        Restated Organization Certificate of
                                           Bankers Trust Company dated August
                                           7, 1990, Certificate of Amendment of
                                           the Organization Certificate of
                                           Bankers Trust Company dated June 21,
                                           1995 - Incorporated herein by
                                           reference to Exhibit 1 filed with
                                           Form T-1 Statement, Registration No.
                                           33-65171, and Certificate of
                                           Amendment of the Organization
                                           Certificate of Bankers Trust Company
                                           dated March 20, 1996, copy attached.

                        EXHIBIT 2 -        Certificate of Authority to commence
                                           business - Incorporated herein by
                                           reference to Exhibit 2 filed with
                                           Form T-1 Statement, Registration No.
                                           33-21047.


                        EXHIBIT 3 -        Authorization of the Trustee to
                                           exercise corporate trust powers -
                                           Incorporated herein by reference to
                                           Exhibit 2 filed with Form T-1
                                           Statement, Registration No.
                                           33-21047.

                        EXHIBIT 4 -        Existing By-Laws of Bankers Trust
                                           Company, as amended on September 17,
                                           1996 - Incorporated herein by
                                           reference to Exhibit 4 filed with
                                           Form T-1 Statement, Registration No.
                                           333-15263.

                       EXHIBIT 5 -         Not applicable.

                       EXHIBIT 6 -         Consent of Bankers Trust Company
                                           required by Section 321(b) of the
                                           Act. - Incorporated herein by
                                           reference to Exhibit 4 filed with
                                           Form T-1 Statement, Registration No.
                                           22-18864.

                       EXHIBIT 7 -         A copy of the latest report of
                                           condition of Bankers Trust Company
                                           dated as of September 30, 1996.

                       EXHIBIT 8 -         Not Applicable.

                       EXHIBIT 9 -         Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of December, 1996.


                                       BANKERS TRUST COMPANY



                                       By:    LARA GRAFF
                                           -------------------------------
                                               Lara Graff
                                               Assistant Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of December, 1996.




                                       BANKERS TRUST COMPANY



                                       By:  Lara Graff
                                           -------------------------
                                            Lara Graff
                                            Assistant Vice President

                                                                       Exhibit 1

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,

                                  this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.



                                           Peter M. Philbin
                                       ------------------------------
                                       Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                                James T. Byrne, Jr.
                                       ------------------------------------
                                                James T. Byrne, Jr.
                                                 Managing Director


                                                 Lea Lahtinen
                                       ------------------------------------
                                                 Lea Lahtinen
                                                 Assistant Secretary


State of New York                 )
                                  )  ss:
County of New York                )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.



                                                   Lea Lahtinen
                                       ------------------------------------
                                                   Lea Lahtinen


Sworn to before me this 20th day
of March, 1996.


      Sandra L. West
--------------------------
      Notary Public

         SANDRA L. WEST                      Counterpart filed in the
 Notary Public State of New York             Office of the Superintendent of
         No. 31-4942101                      Banks, State of New York,
  Qualified in New York County               This 21st day of March, 1996
Commission Expires September 19, 1996

                                                                       Exhibit 7

Legal Title of Bank:      Bankers Trust Company             Call Date:   9/30/96      ST-BK:       36-4840FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D              CERT: 00623  Page RC-1
City, State    ZIP:       New York, NY  10006                                                      11
FDIC Certificate No.:       0   0   6   2   3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                             ------------------------
                                                                                                             #  C400
                                                                                             ------------------------
                                                            Dollar Amounts in Thousands        RCFD    Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                       / / / / / / / / /
  1.    Cash and balances due from depository institutions (from Schedule RC-A):             / / / / / / / / /
         a.   Noninterest-bearing balances and currency and coin(1) ......................   0081             809,000 1.a.
         b.   Interest-bearing balances(2) ...............................................   0071           4,453,000 1.b.
  2.    Securities:                                                                          / / / / / / / / /
         a.   Held-to-maturity securities (from Schedule RC-B, column A) .................   1754                   0 2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)................   1773           4,133,000 2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic    / / / / / / / / /
         offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:        / / / / / / / / /
         a.   Federal funds sold .........................................................   0276           5,933,000 3.a.
         b.   Securities purchased under agreements to resell ............................   0277             413,000 3.b.
  4.   Loans and lease financing receivables:                                                / / / / / / / / /
         a.   Loans and leases, net of unearned income
             (from Schedule RC-C)                              RCFD  2122    27,239,000      / / / / / / / / /        4.a.
         b.   LESS:   Allowance for loan and lease losses..... RCFD  3123       917,000      / / / / / / / / /        4.b.
         c.   LESS:   Allocated transfer risk reserve ........ RCFD  3128             0      / / / / / / / / /        4.c.
         d.   Loans and leases, net of unearned income,                                      / / / / / / / / /
             allowance, and reserve (item 4.a minus 4.b and 4.c) .........................   2125          26,322,000 4.d.
  5.   Assets held in trading accounts ...................................................   3545          36,669,000 5.
  6.   Premises and fixed assets (including capitalized leases) ..........................   2145             870,000 6.
  7.   Other real estate owned (from Schedule RC-M) ......................................   2150             215,000 7.
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                  2130             212,000 8.
  9.   Customers' liability to this bank on acceptances outstanding ......................   2155             577,000 9.
 10.   Intangible assets (from Schedule RC-M) ............................................   2143              18,000 10.
 11.   Other assets (from Schedule RC-F) .................................................   2160           8,808,000 11.
 12.   Total assets (sum of items 1 through 11) ..........................................   2170          89,432,000 12.




--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:      Bankers Trust Company            Call Date: 9/30/96        ST-BK: 36-484    0FFIEC  031
Address:                  130 Liberty Street               Vendor ID: D              CERT: 00623      Page  RC-2
City, State Zip:          New York, NY  10006                                                         12
FDIC Certificate No.:       0   0   6   2   3

SCHEDULE RC--CONTINUED


                                                                                                 --------------------------
                                                               Dollar Amounts in Thousands       / / / / /     Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                      / / / / / / / / / / /
13.    Deposits:                                                                                 / / / / / / / / / / /
         a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)  RCON 2200      9,391,000  13.a.
              (1)   Noninterest-bearing(1) ..... RCON 6631    2,734,000............              / / / / / / / / / / /     13.a.(1)
              (2)  Interest-bearing ............ RCON 6636    6,657,000............              / / / / / / / / / / /     13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E  / / / / / / / / / / /
              part II)                                                                           RCFN 2200     23,385,000  13.b.
              (1)   Noninterest-bearing ........ RCFN 6631      654,000                          / / / / / / / / / / /     13.b.(1)
              (2)   Interest-bearing ........... RCFN 6636   22,731,000                          / / / / / / / / / / /     13.b.(2)
14.    Federal funds purchased and securities sold under agreements to repurchase in             / / / / / / / / / / /
         domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:   / / / / / / / / / / /
         a.   Federal funds purchased ........................................................   RCFD 0278      3,090,000  14.a
         b.   Securities sold under agreements to repurchase .................................   RCFD 0279         99,000  14.b
15.      a.   Demand notes issued to the U.S. Treasury .......................................   RCON 2840              0  15.a.
         b.   Trading liabilities ............................................................   RCFD 3548     18,326,000  15.b.
16.    Other borrowed money:                                                                     / / / / / / / / / / /
         a.   With original maturity of one year or less .....................................   RCFD 2332     17,476,000  16.a.
         b.   With original maturity of more than one year ...................................   RCFD 2333      2,771,000  16.b.
17.    Mortgage indebtedness and obligations under capitalized leases ........................   RCFD 2910         31,000  17.
18.    Bank's liability on acceptances executed and outstanding ..............................   RCFD 2920        577,000  18.
19.    Subordinated notes and debentures .....................................................   RCFD 3200      1,228,000  19.
20.    Other liabilities (from Schedule RC-G) ................................................   RCFD 2930      8,398,000  20.
21.    Total liabilities (sum of items 13 through 20) ........................................   RCFD 2948     84,772,000  21.
                                                                                                 / / / / / / / / / / /
22.    Limited-life preferred stock and related surplus ......................................   RCFD 3282              0  22.
EQUITY CAPITAL                                                                                   / / / / / / / / / / /
23.    Perpetual preferred stock and related surplus .........................................   RCFD 3838        500,000  23.
24.    Common stock ..........................................................................   RCFD 3230      1,002,000  24.
25.    Surplus (exclude all surplus related to preferred stock) ..............................   RCFD 3839        527,000  25.
26.    a.   Undivided profits and capital reserves ...........................................   RCFD 3632      3,017,000  26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities ...........   RCFD 8434     (   16,000) 26.b.
27.    Cumulative foreign currency translation adjustments ...................................   RCFD 3284     (  370,000) 27.
28.    Total equity capital (sum of items 23 through 27) .....................................   RCFD 3210      4,660,000  28.
29.    Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, / / / / / / / / / / /
       and 28) ...............................................................................   RCFD 3300     89,432,000  29.
                                                                                                 --------------------------

Memorandum
To be reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement below that best                                Number
         describes the most comprehensive level of auditing work performed for the                                   ------
         bank by independent external auditors as of any date during 1995 .........................  RCFD     6724    N/A    M.1
                                                                                                     -----------------------

1    =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4    =   Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5    =   Review of the bank's financial statements by external auditors

6    =   Compilation of the bank's financial statements by external auditors

7    =   Other audit procedures (excluding tax preparation work)

8    =   No external audit work


-------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.